                                                                      EXHIBIT 11
                                  BRASS EAGLE
                      FULLY DILUTED NET INCOME PER SHARE

                                                                                  December 31, 1996            August 31, 1997
Weighted average shares
-----------------------

The number of shares outstanding after split                                              4,608,899               4,608,899

Add:  Number of weighted average shares
      assumed to be outstanding from stock options                                          390,337                 421,351

Add:  Equivalent shares for 56,965.84 of treasury shares
      purchased March 31, 1996                                                               14,241

Add:  Number of shares sufficient to replace the equity
      distribution divided by the IPO price of $11                                          284,818                 284,818
                                                                                        -----------            ------------
                                                                                          5,298,295               5,315,068
                                                                                        ===========            ============


Net income                                                                                $ 882,000   $ 0.17    $ 1,705,000   $ 0.32
                                                                                        -----------            ------------
Weighted average shares outstanding                                                       5,298,295               5,315,068

                       Number of weighted average shares
                 assumed to be outstanding from stock options
                 --------------------------------------------
Stock options outstanding at December 31, 1995                                           288,243                 288,243

Weighted average shares for 55,827.94 options granted August 6, 1996                      22,637                  55,828

Weighted average shares for 11,165.59 options granted February 20,1997
   (Assumed to be outstanding for all periods presented)                                  11,166                  11,166

Weighted average shares for 89,324.71 options granted August 20, 1997
   (Assumed to be outstanding for all periods presented)                                  89,325                  89,325

Less weighted average options forfeited in August 1997
originally granted August 6, 1996                                                             --                    (506)

Less proceeds from weighted average options outstanding                                  (21,034)                (22,705)
                                                                                        --------                --------
Weighted average shares from stock options at end of period                              390,337                 421,351
                                                                                        ========                ========

EXHIBIT 11
                                  BRASS EAGLE
                 PRO FORMA FULLY DILUTED NET INCOME PER SHARE

                                                                               December 31, 1996             August 31, 1997
Weighted average shares
-----------------------

The number of shares outstanding after split                                           6,883,899                 6,883,899

Add:  Number of weighted average shares
      assumed to be outstanding from stock options                                       390,337                   421,351

Add:  Equivalent shares for 56,965.84 of treasury shares purchased March 31, 1996         14,241                        --
                                                                                     ------------             -------------
                                                                                       7,288,477                 7,305,250
                                                                                     ============             =============

Net income                                                                           $   965,000    $ 0.13     $ 1,750,000   $ 0.24
                                                                                     ------------             -------------
Weighted average shares outstanding                                                    7,288,477                 7,305,250

                     Number of weighted average shares
                  assumed to be outstanding from stock options
                  --------------------------------------------
Stock options outstanding at December 31, 1995                                           288,243                   288,243

Weighted average shares for 55,827.94 options granted August 6, 1996                      22,637                    55,828

Weighted average shares for 11,165.59 options granted February 20,1997
   (Assumed to be outstanding in all periods presented)                                   11,166                    11,166

Weighted average shares for 89,324.71 options granted August 20, 1997
   (Assumed to be outstanding for all periods presented)                                  89,325                    89,325

Less weighted average options forefitted in August 1997 originally
   granted August 6, 1996                                                                     --                      (506)

Less proceeds from weighted average options outstanding                                  (21,034)                  (22,705)
                                                                                     ------------             -------------
Weighted average shares from stock options at end of period                              390,337                   421,351
                                                                                     ============             =============

                                      -2-